                                  AMENDMENT TO

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated as of May 1, 2002, by and among AIM Variable Insurance Funds, a Delaware trust ("AVIF"), Transamerica Financial Life Insurance Company (formerly, AUSA Life Insurance Company, Inc.) ("LIFE COMPANY") and Transamerica Capital, Inc. (replacing AFSG Securities Corporation by Amendment and Novation), is hereby amended as follows.

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following

                                   SCHEDULE A

FUNDS AVAILABLE UNDER THE CONTRACTS

AIM V.I. Basic Value Fund
AIM V.I. Capital Appreciation Fund
AIM V.I. Core Equity Fund
AIM V.I. High Yield Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

-    Separate Account VA BNY - September 27, 1994

-    Separate Account VA GNY - February 13, 2007

-    Separate Account VA-5NLNY - November 10, 1993

CONTRACTS FUNDED BY THE SEPARATE ACCOUNTS

-    Transamerica Landmark NY Variable Annuity

- Flexible Premium Variable Annuity - L under the marketing name "Transamerica Ascent"

-    Distinct Asset(SM) Variable Annuity

     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect. Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: July 30, 2007


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ P. Michelle Grace           By: /s/ Donna F. Anderson
        -----------------------------       ------------------------------------
Name: P. Michelle Grace                 Name: Donna F. Anderson
Title: Assistant Secretary              Title: Assistant Vice President

                                        TRANSAMERICA FINANCIAL LIFEINSURANCE
                                        COMPANY (FORMERLY, AUSA LIFE INSURANCE
                                        COMPANY, INC.)
                                        BY ITS AUTHORIZED OFFICER,


Attest: /s/ Kathleen S. Mullarkey       By: /s/ Arthur D. Woods
        -----------------------------       ------------------------------------
Name: Kathleen S. Mullarkey             Name: Arthur D. Woods
Title: Paralegal                        Title: Vice President


                                        TRANSAMERICA CAPITAL, INC.


Attest: /s/ Kathleen S. Mullarkey       By: /s/ Brenda L. Smith
        -----------------------------       ------------------------------------
Name: Kathleen S. Mullarkey             Name: Brenda L. Smith
Title: Paralegal                        Title: Assistant Vice President